UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ	08628
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Establishment of Special Bonus Plan

On May 28, 2015, the Board of Directors (the “Board”) of Antares Pharma, Inc. (the “Antares Pharma”), upon the recommendation of the Compensation Committee of the Board, approved a special cash bonus plan to be paid to named executive officers, Eamonn P. Hobbs, President and Chief Executive Officer, Robert F. Apple, Executive Vice President and Chief Operating Officer, James E. Fickenscher, Senior Vice President and Chief Financial Officer, and Jennifer Evans Stacey, Senior Vice President, General Counsel, Human Resources & Secretary. Under the plan, the named executive officers will receive a special cash bonus in the event that certain milestones are achieved within specified time periods regarding the approval by the U.S. Food and Drug Administration of the Abbreviated New Drug Application (“ANDA”) for the VIBEX® epinephrine pen (“Epi pen”), filed by Teva Pharmaceutical Industries Ltd. (“Teva”) (the “Epi Bonus Plan”). Antares Pharma supplies to Teva the device for the Epi pen and assists Teva in all regulatory matters concerning the device. The Board believes that approval of the ANDA for the Epi pen prior to specified dates during the performance period has the potential to increase value for stockholders and as such merits a special cash bonus.

The actual amount of the cash award paid under the Epi Bonus Plan could range from 0% to 150% based on the attained level of achievement. The table below summarizes the potential payouts of the Epi Bonus Plan awards for the executive officers of the Company. If the threshold goal is not achieved by the date specified by the Board during the performance period, no cash amounts will be paid to the named executive officers under the Epi Bonus Plan. Achievement of performance levels between threshold and target and between target and maximum will be interpolated on a straight line basis.

Named Executive Officer	Threshold (50%)	Target (100%)	Maximum (150%)
Eamonn P. Hobbs	$125,000	$250,000	$375,000
Robert F. Apple	$75,000	$150,000	$225,000
James E. Fickenscher	$50,000	$100,000	$150,000
Jennifer Evans Stacey	$50,000	$100,000	$150,000

If a named executive officer’s employment with Antares Pharma terminates for any reason prior to the completion of the performance period, then his or her award under the Epi Bonus Plan will be forfeited.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 28, 2015. The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 15, 2015, were voted on at the Annual Meeting. The results of such voting are as indicated below.

1.	Election of the three nominees listed below to serve on the Board of Directors of the Company for a term of three years.

Nominee	For	Withheld	Broker Non-Votes

1. Anton G. Gueth	54,803,700	3,693,816	53,950,140

2. Eamonn P. Hobbs	56,869,991	1,627,525	53,950,140

3. Robert P. Roche, Jr.	54,551,472	3,946,044	53,950,140

2.	Advisory vote for the approval of the Company’s named executive officer compensation.

For	Against	Abstain	Broker Non-Votes

55,418,508	2,193,861	885,147	53,950,140

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2015.

For	Against	Abstain

111,837,425	509,743	100,488

On the basis of the above votes, (i) the three nominees listed above were elected to serve on the Board of Directors of the Company for a term of three years; (ii) the Company’s named executive officer compensation was approved in an advisory vote; and (iii) the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2015 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	June 3, 2015	By:	/s/ James E. Fickenscher
		Name:	James E. Fickenscher
		Title:	Senior Vice President and Chief Financial Officer